UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                          Pennsylvania Commerce Bancorp
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
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          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     4)   Date Filed:

--------------------------------------------------------------------------------



                         Pennsylvania Commerce Bancorp


                               ------------------

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS

                               ------------------


                           Date:      May 21, 2004

                           Time:      9:00 a.m.

                           Place:     Radisson Penn Harris
                                      1150 Camp Hill Bypass
                                      Camp Hill, PA  17011


Matters to be voted on:

1. Election of Directors. Election of eight (8) directors to serve until the 2005 annual meeting.

2. Amendment to Employee Stock Option Plan. Approval of an amendment to the 1996 Employee Stock Option Plan to increase the number of shares of common stock issuable under the 1996 Plan by 100,000 shares.

3. Other Business. Any other business properly brought before the shareholders at the meeting.

      You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 31, 2004 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

                       BY ORDER OF THE BOARD OF DIRECTORS,


                                                  /s/ Peter J. Ressler
                                                  --------------------
                                                  Peter J. Ressler
                                                  Secretary

Camp Hill, Pennsylvania
May 3, 2004

                       PENNSYLVANIA COMMERCE BANCORP, INC.

                                 PROXY STATEMENT
                                   May 3, 2004

                               GENERAL INFORMATION

      This proxy statement has information about the annual meeting of shareholders of Pennsylvania Commerce Bancorp, Inc. ("Commerce"). The management of Commerce and Commerce Bank/Harrisburg, N.A. (the "Bank") prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on or about May 3, 2004.

      We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

      Our executive offices are located at 100 Senate Avenue, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 975-5630. Our mailing address is P. O. Box 8599, Camp Hill, Pennsylvania 17001-8599.

                                     VOTING

Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 31, 2004 (the "Record Date"). A total of 2,309,209 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

      As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the annual meeting.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to our Transfer Agent in the enclosed prepaid envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for the election of each of the eight director nominees and for each of the other proposals to be considered at the meeting.

What vote is required?

      A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in the cases where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws. In the case of the election of directors, the eight candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares for purposes of determining whether there is a quorum, but will not be counted or voted in favor of the election of directors.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxy holders named in the enclosed proxy card will exercise their judgment to vote your shares in a manner that they deem to be in the best interests of Commerce and its shareholders.

How are votes counted?

      Our judges of election will manually count all votes which are cast in person or by proxy at the annual meeting. Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted. Broker non-votes (shares of common stock held in record name by your broker or nominee for which (i) you have not provided voting instructions, (ii) the broker or nominee does not have discretion to vote on your behalf, and (iii) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by:

     o    giving Commerce's secretary a written notice revoking your proxy card;
          or
     o    signing, dating and returning to us a new proxy card.

      We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting?

       Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                         CERTAIN BENEFICIAL SHAREHOLDERS

      The following table sets forth, as of March 31, 2004, the beneficial ownership of Commerce's common stock by (i) each person who is known by Commerce to be the beneficial owner of more than 5% of Commerce's common stock, (ii) each director and nominee for director of Commerce, (iii) each of the executive officers of Commerce named in the Summary Compensation Table and (iv) all the directors and named executive officers of Commerce as a group. Unless otherwise specified, all person listed below have sole voting power with respect to their shares.



                                                                           Percentage of
               Name of Beneficial              Number of Shares             Common Stock
           Owner or Identity of Group         Beneficially Owned      1   Beneficially Owned  1
-----------------------------------------  -------------------------   -----------------------

James R. Adair                                           7,668  2               *
John J. Cardello, CPA                                      210                  *
Douglas S. Gelder                                       58,152  3             2.46%
Alan R. Hassman                                        115,172  4             4.95%
Howell C. Mette                                         61,750  5             2.60%
Gary L. Nalbandian                                     264,943  6            10.87%
Michael A. Serluco                                      82,618  5             3.55%
Samir J. Srouji, M.D.                                   74,828  7             3.22%
Rory G. Ritrievi                                        10,237  8               *
David B. Skerpon                                         2,045  9               *
Mark A. Zody                                            48,704 10             2.08%
All Directors and Executive Officers
   of Commerce, as a group (12 Persons)                773,466 11            29.87%
Commerce Bancorp, Inc.
   Commerce Atrium
   1701 Route 70 East
   Cherry Hill, NJ  08034                              183,400                7.94%




-----------------------------------------
*  less than 1%


     1 The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 31, 2004. Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after March 31, 2004, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.

     2 Includes 3,590 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 2001 Stock Option Plan for Non-Employee Directors.

     3 Includes 15,524 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1990 and 2001 Stock Option Plans for Non-Employee Directors.

     4 Includes 27,679 shares owned by Mr. Hassman's wife, Gloria Hassman. Also includes 16,155 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1990 and 2001 Stock Option Plans for Non-Employee Directors.

     5 Includes 16,155 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1990 and 2001 Stock Option Plans for Non-Employee Directors.

     6 Includes 53,749 shares held by Mr. Nalbandian's individually directed participant account in the NAI/CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power; 10,361 shares held in trust by Mr. Nalbandian or Dorothy Nalbandian for the benefit of Mr. Nalbandian's children; and 2,297 shares owned by Mr. Nalbandian's wife, Jamie Nalbandian. Also includes 129,117 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1986 and 1996 Employee Stock Option Plans.

     7 Includes 10,355 shares owned by Dr. Srouji's wife, Gillian Srouji, 606 shares owned jointly by Dr. Srouji and his wife, and 12,392 shares held by Dr. Srouji's self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan. Also includes 16,155 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1990 and 2001 Stock Option Plans for Non-Employee Directors.

     8 Includes 9,118 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1996 Employee Stock Option Plan.

     9 Includes 1,706 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1996 Employee Stock Option Plan.

     10 Includes 36,932 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce's 1986 and 1996 Employee Stock Option Plans.

     11 Includes an aggregate of 280,352 shares of Commerce common stock issuable to directors and executive officers of Commerce under Commerce's 1990 and 2001 Stock Option Plans for Non-Employee Directors and Commerce's 1986 and 1996 Employee Stock Option Plans. This total also includes 47,139 shares beneficially owned by Peter J. Ressler, Corporate Secretary. Mr. Ressler has been Secretary of the Bank since 1985 and of Commerce since 1999. Mr. Ressler is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA.

                        ELECTION OF DIRECTORS OF COMMERCE

      The Bylaws of Commerce provide as follows:

          o the board of directors may, from time to time, fix the number of directors;
          o the board will consist of not less than five nor more than twenty-five directors; and
          o    directors will be elected for a one-year term.

      The Board has determined that there will be eight directors. Pursuant to the Pennsylvania Business Corporation Act ("PBCA"), the election of directors will be determined by a plurality vote and the eight nominees receiving the most "FOR" votes will be elected. Shares may be voted "FOR" or withheld from each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for the directors.

      The Board of Directors unanimously recommends a vote "FOR" the election as directors of the nominees named herein.

      All of the nominees are currently members of the board and each of them has consented to serve if elected. Commerce does not have separate classes of Directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election

      The proxy holders named in the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2005 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee is currently a director of Commerce and the Bank. Pursuant to the power conferred on the Board by Commerce's Bylaws, Mr. Cardello was appointed on January 23, 2004 by the Board to serve until elected by the shareholders. All nominees for election were recommended by the Board of Directors.

      The following table shows the name and age of each nominee for election as director. Following the table is a description of each nominee's business experience for the past five years and the period of time that each nominee has been a director of Commerce.

                                               Position(s) with Commerce
           Name                   Age          and the Bank
 -------------------------      ---------      ---------------------------------

 Gary L. Nalbandian                61          Chairman, President and CEO of
                                               Commerce and the Bank

 James R. Adair                    56          Director of Commerce and the Bank

 John J. Cardello                  43          Director of Commerce and the Bank

 Douglas S. Gelder                 54          Director of Commerce and the Bank

 Alan R. Hassman                   64          Director of Commerce and the Bank

 Howell C. Mette                   76          Director of Commerce and the Bank

 Michael A. Serluco                63          Director of Commerce and the Bank

 Samir J. Srouji, M.D.             67          Director of Commerce and the Bank


Mr. Nalbandian, a director of the Bank since 1985 and of Commerce since 1999, has been Chairman of the Bank since 1985 and Commerce since 1999. Mr. Nalbandian has been President/CEO of the Bank and Commerce since February 15, 2002. Mr. Nalbandian has also been the co-owner of NAI/Commercial-Industrial Realty Co. (NAI/CIR), Camp Hill, PA since 1969.

Mr. Adair, director of the Bank and of Commerce since 2001, has also been the Owner of Adair Construction Services since 2003. Mr. Adair was also the President/CEO of Alexander Constructors, Inc. 1997-2003.

Mr. Cardello, a director of the Bank and of Commerce since 2004, is a Partner at Seligman, Friedman and Company, P.C. in York, PA, which engages in the accounting and consulting business.

Mr. Gelder, a director of the Bank since 1987 and of Commerce since 1999, is the President and Owner of Shaffer and Gelder Development Corporation in Hershey, PA. Mr. Gelder is also the President and Owner of DSG Development in Hershey, PA.

Mr. Hassman, a director of the Bank since 1985 and of Commerce since 1999, is the owner and operator of ARH, Inc. in Harrisburg, PA, which engages in the restaurant business.

Mr. Mette, a director of the Bank since 1985 and of Commerce since 1999, is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA.

Mr. Serluco, a director of the Bank since 1985 and of Commerce since 1999 is the owner of Consolidated Properties in Wormleysburg, PA, which engages in the business of real estate investment.

Dr. Srouji, a director of the Bank since 1985 and of Commerce since 1999 is a Physician-Surgeon at Plastic Surgery, P.C. in Camp Hill, PA.

Independence of Directors

      The Board of Directors of Commerce has determined that all the directors with the exception of Mr. Nalbandian, Mr. Adair and Mr. Mette are independent as defined in the NASDAQ Marketplace Rules. Pursuant to the NASD Listing Standards Rule 4200, a company's Board of Directors is allowed to appoint one non-independent member to serve up to two years as a member of its Compensation Committee and/or Nominating Committee. To qualify as a non-independent member under the exceptional and limited circumstances rule, among other things, neither the member or their family members can currently be an officer or employee of the company. Based upon this rule, Pennsylvania Commerce Bancorp, Inc.'s Board of Directors determined that James R. Adair meets the qualifications of the exceptional and limited circumstances rule and has appointed him as Chairman of its Nominating and Governance Committee and a member of its Compensation Committee. The Board, as well as its independent directors, believes it was important to appoint Mr. Adair to these Committees because he maintains a wealth of knowledge about Pennsylvania Commerce Bancorp, Inc., its business objectives and goals and has expertise in the banking industry. The Board of Directors believes that, because of his specific experience, Mr. Adair is instrumental in helping articulate Pennsylvania Commerce Bancorp's overall philosophy, culture and future direction to the Committees. Commerce's independent directors intend to meet in Executive Session at least two times annually.

Transactions with Officers and Directors

      During 2003, the Bank had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Commerce on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. The loans to these persons and companies amounted to less than 3% of total loans outstanding as of December 31, 2003.

      Howell C. Mette, a director and 2.60% beneficial shareholder of Commerce, is a shareholder in the law firm of Mette, Evans & Woodside, which Commerce retained during 2003, and intends to retain during 2004. The law firm received professional fees totaling $271,000 in 2003.

      Michael A. Serluco, a director and 3.55% beneficial shareholder of Commerce receives rental income from the Bank for land that contains an advertising billboard, which is owned by the Bank. The Bank paid $25,000 on the lease during 2003.

      James R. Adair, a director and less than 1% beneficial shareholder of Commerce, is the owner of Adair Construction Services, which the Bank paid $1.5 million in 2003 for construction services to build two branch offices.

      NAI/Commercial-Industrial Realty Co. (NAI/CIR) is co-owned by Gary L. Nalbandian, Chairman, President and CEO of Commerce and the Bank, and a 10.87% beneficial shareholder of Commerce. In 2003, NAI/CIR received commissions totaling $166,470 from independent third parties related to real estate transactions conducted on behalf of Commerce's bank subsidiary, Commerce Bank/Harrisburg, N.A.

      As was previously indicated, Commerce Bancorp, Inc. ("Bancorp"), owns 7.94% of Commerce's common stock and 100% of Commerce's Series A preferred stock. Bancorp, through its subsidiary, Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey, provides various services to the Bank including:

               o         maintaining the computer wide area network;
               o         proof and encoding;
               o         deposit account statement rendering;
               o         ATM/VISA Check Card services;
               o         data processing; and
               o         advertising support.

      The Bank paid approximately $1.4 million to Bancorp for services provided during 2003 and for the license to use Bancorp's name and logo. The Bank also pays insurance premiums and commissions to a subsidiary of Bancorp, which we included in this total. Additionally, the Bank routinely sells loan participations to Commerce Bank, N.A. and at December 31, 2003, approximately $2.6 million of these participations were outstanding.

Attendance at Annual Meeting

      The Board of Directors has adopted a policy that all of its directors shall be present at Commerce's Annual Meeting, absent extenuating circumstances. All of the directors of Commerce were in attendance at the Annual Meeting of Shareholders held May 16, 2003.

Directors' Compensation

      Each Commerce director received an annual fee of $2,000 plus a fee of $1,200 for each regular monthly meeting of the Board of Directors attended in 2003. Each director who is an active member of the Audit, Real Estate and/or Compensation Committee received $150 for each committee meeting he attended. The annual fee for 2004 will be $2,000 and the meeting fee will be $1,300. The committee-meeting fees will be $300 for each Audit Committee and Executive Committee meeting attended and $200 for each of the following committee-meetings attended: Nominating and Corporate Governance, Real Estate and Compensation. In addition, beginning in 2004, the Chairman of the Audit Committee and the Chairman of the Executive Committee will each receive an additional fee of $3,000 per quarter and the Chairman of the Nominating and Corporate Governance Committee will receive an additional fee of $1,500 per quarter. Also, the Chairman of the Compensation Committee will receive an additional fee of $500 for each meeting of this committee and the Chairman of the Real Estate Committee will receive an additional fee of $300 for each meeting attended.

                2001 Stock Option Plan for Non-Employee Directors

      In 2000, the shareholders of Commerce adopted the 2001 Director's Stock Option Plan.

      A total of 121,550 shares (as adjusted for stock dividends) are subject to the plan. The option price is generally the fair market value of the shares at the time we grant the option. Options are not transferable other than by will or laws of descent and distribution. A director can exercise the option only while a director of Commerce or that period of time after he/she otherwise ceases so to serve as determined by the Board of Directors. If a director dies within the option period, the director's estate may exercise the option within three months of his or her death.

      A director cannot exercise an option before the earlier of (i) one year from the date we grant the option, or (ii) a "change in control" of Commerce (as defined in the plan) occurs. Options expire ten years after the date of grant.

      The number of shares subject to options and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend and the like.

      For the year ended December 31, 2003, each non-employee director was granted options to purchase 1,795 shares (as adjusted for stock dividends) of Commerce common stock. These options were not exercisable in 2003.

Meetings and Committees of the Board of Directors

      The Board of Directors met twelve (12) times during 2003. In 2003 each director attended more than 75% of the total number of meetings of the Board of Directors including all Commerce and the Bank Committees of which they are members.

     The Board of Directors of Commerce has established five (5) committees:

               o         the Audit Committee
               o         the Compensation Committee
               o         the Real Estate Committee;
               o         the Executive Committee; and
               o         the Nominating and Corporate Governance Committee.

      Information with respect to the Audit, Compensation and Nominating and Corporate Governance Committees is listed below.

Audit Committee

      The members of the Audit Committee are John J. Cardello (Chairman), Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco and Dr. Samir J. Srouji. The Committee met four times in 2003. The Board has adopted a charter for the Committee, which is attached to this proxy statement as Appendix A. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission (SEC). The Board has determined that Mr. Cardello is an audit committee financial expert, as defined by the SEC.

Report of the Audit Committee

      The general functions performed by the Audit Committee include supervising and recommending to the Board changes in audit procedures, the hiring of independent certified public accountants, reviewing the complete audit of the books and financial statements of Commerce and its subsidiaries, reviewing and making recommendations to the Board regarding the internal auditor's report and the certified public accountants' audit report, reviewing examination reports by state and federal banking regulators, and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.

      With respect to fiscal year 2003, the Audit Committee has reviewed and discussed the audited financial statements of Commerce with management. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Commerce's Annual Report on Form 10-K.

      By: John J. Cardello (Chairman), Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco and Dr. Samir J. Srouji.

Nominating and Corporate Governance Committee

      The Board has established a Nominating and Corporate Governance Committee, whose members are James R. Adair (Chairman), Douglas S. Gelder and Dr. Samir J. Srouji. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules with the exception of Mr. Adair. Please refer to the section titled "Independence of Directors" on page 6 for further discussion regarding director independence. The functions of the Committee are to provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for directorship to be filled by the Board of Directors or by the shareholders; developing and recommending to the Board a set of corporate governance principles applicable to Commerce and otherwise taking a leadership role in shaping the corporate governance of Commerce. A copy of the charter that the Committee has adopted is attached to this proxy statement as Appendix B and can be found under the Investor Relations tab on Commerce's website, at www.commercepc.com. Because the Committee was formed by the Board of Directors at its meeting in February 2004, it did not meet in 2003. Before recommending candidates for election to the Board, the Committee will consider the candidate's character, judgment, business experience, expertise and acumen, as well as any other criteria contained in the Bylaws for membership on the Board.

Process for Identifying and Evaluating Nominees for Director

      The Committee will utilize current board members, management and other appropriate sources to identify potential nominees. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and Shareholders. The Committee's process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

      The Nominating Committee will receive and consider nominee recommendations that shareholders address to the Secretary of Commerce at the address listed on the first page of this proxy statement. If shareholders wish to nominate candidates for election at Commerce's Annual Meeting of Shareholders, however, they must comply with additional procedures contained in Commerce's Bylaws. To nominate someone at the annual meeting, you must deliver or mail a notice to the Secretary of Commerce no less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of Commerce that you own. Your notice must also contain the following information on each proposed nominee:

          o    the name, address and age of the nominee;
          o    the principal occupation of the nominee;
          o the number of shares of Commerce's common stock owned by the nominee; and
          o the total number of shares that, to your knowledge, will be voted for the nominee.

      If you do not follow this procedure, the Chairman of the meeting will disregard a nomination made at the annual meeting, and the judges of election will disregard any votes cast for your nominees.

Compensation Committee

      The members of the Compensation Committee are Alan R. Hassman (Chairman), James R. Adair, Douglas S. Gelder, and Michael A. Serluco. The Committee met one time in 2003. The functions of the Committee are to evaluate Commerce's compensation policies and plans, review and evaluate the individual performance of executive officers, establish the compensation of the President/CEO, recommend to the Board the compensation of Commerce's other executive officers and review recommendations on the compensation of the remaining officers of the Bank. Each of the members of the Committee is independent, as defined in the NASDAQ Marketplace Rules with the exception of Mr. Adair. Please refer to the section titled "Independence of Directors" on page 6 for further discussion regarding director independence. The report of the Compensation Committee appears in this Proxy Statement following the section titled "EXECUTIVE COMPENSATION".

Compensation Committee Interlocks and Insider Participation

      None of the Committee members has been an officer or employee of Commerce or any of its subsidiaries at any time. James R. Adair, a director and less than 1% beneficial shareholder of Commerce, is the owner of Adair Construction Services, which the Bank paid $1.5 million in 2003 for construction services to build two branch offices. Michael A. Serluco, a director and 3.55% beneficial shareholder of Commerce receives rental income from the Bank for land that contains an advertising billboard, which is owned by the Bank. The Bank paid $25,000 on the lease during 2003. As is the case with other Board members, any indebtedness to the Bank, of the members of the Compensation Committee, is on the same terms, including interest rate and collateral on loans, as those prevailing at the time of comparable transactions with others and does not involve more than the normal risk of collectibility or present other unfavorable features.

Shareholder Communications with the Board

      Shareholders who wish to communicate directly with the Board may direct such communications in writing, via letter to the Audit Committee Chairman, c/o Pennsylvania Commerce Bancorp, Inc., 100 Senate Avenue, Camp Hill, PA 17011. The Audit Committee Chairman will convey any and all such communications to the full Board for consideration and review or, if requested by the shareholder, to an individual Board member.

                               EXECUTIVE OFFICERS

      The following table shows name, age, position, and business experience for the past five years of each of its executive officers included in the Summary Compensation Table determined in accordance with the rules and regulations of the SEC.


                               Positions with Commerce and/or its Subsidiaries
          Name         Age                  Principal Occupation
-------------------  --------  -------------------------------------------------

Gary L. Nalbandian     61     Chairman, President and CEO of Commerce and
                              the Bank

Rory G. Ritrievi       40     Executive Vice President and Chief Lending Officer
                              of Commerce and the Bank1

David B. Skerpon       43     Executive Vice President and Chief Retail Officer
                              of Commerce and the Bank2

Mark A. Zody           40     Chief Financial Officer and Treasurer of Commerce
                              and the Bank


          1 Prior to joining Commerce in 1999, Mr. Ritrievi served as Executive Vice President/Regional Director of Commercial Lending of Keystone Financial, Inc.

          2 Mr. Skerpon became Executive Vice President/Chief Retail Officer of Commerce Bank on March 4, 2002. Mr. Skerpon served as Senior Vice President of Commerce Bank from September 2000 to August 2001. Prior to joining Commerce in September 2000, Mr. Skerpon served as President of the Commonwealth Region of Mellon Bank.

Code of Ethics

      Commerce has adopted a Code of Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other designated senior officers. A copy of the Code of Ethics can be found under the Corporate Governance section of Commerce's website at www.commercepc.com.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table is a summary of certain information concerning the compensation during the last three fiscal years awarded or paid to, or earned by Commerce's Chief Executive Officer and each of Commerce's other most highly compensated executive officers who earned more than $100,000 in salary and bonus during Commerce's last fiscal year ("Named Executive Officers").



                                                                                                    Long Term
                                                 Annual Compensation                               Compensation
                              ----------------------------------------------------------    -------------------------

             Name and                                                       Other Annual           Securities         All Other
        Principal Position     Year          Salary           Bonus         Compensation      Underlying Options 1    Compensation 2
---------------------------   --------    -------------    ------------  -----------------  ------------------------- --------------

Gary L. Nalbandian               2003        $ 215,000        $ 40,000                -             15,750             $ 19,400
Chairman, President and          2002          150,000          40,000                -                  -               17,584
CEO of Commerce                  2001          120,000          25,000                -             17,363               16,088
and the Bank3

Rory G. Ritrievi                 2003        $ 175,000        $ 15,000          $11,440 4             5,250             $ 2,294
Executive Vice President         2002          167,000          15,000           11,440                   -               2,053
and Chief Lending Officer        2001          152,000          15,000           11,440               5,787               2,014
of Commerce and the Bank

David B. Skerpon                 2003        $ 168,000        $ 10,000                -               6,825             $ 2,146
Executive Vice President         2002          160,000           9,000                -                   -                   -
and Chief Retail Officer         2001          100,000               -                -                   -                   -
of Commerce and the Bank5

Mark A. Zody                     2003        $ 132,500        $ 10,000                -               4,200             $ 6,086
Chief Financial Officer and      2002          118,000          10,000                -                   -               5,674
Treasurer of Commerce            2001          103,000           8,500                -               4,050               5,527
and the Bank





          1 Adjusted to reflect the 5% common stock dividend paid on February 24, 2004. In 2002, Commerce changed its policy for granting Incentive Stock Options to executive officers so that all such options are now granted in the first quarter of each year. As a result, there were no stock options granted to executive officers in 2002.

          2 Includes (a) annual retainer fee and monthly director meeting fees for Mr. Nalbandian of $16,400 in 2003, $15,900 in 2002, and $14,200 in 2001; (b) contributions by the Bank to the 401(k) Retirement Savings Plan for (i) Mr. Nalbandian - $3,000 in 2003, $1,684 in 2002, and $1,888 in 2001; (ii) Mr. Ritrievi - $2,294 in
               2003, $2,053 in 2002 and $2,014 in 2001; (iii) Mr. Skerpon -
               $2,146 in 2003 and (iv) Mr. Zody - $1,801 in 2003, $1,481 in
               2002, and $1,418 in 2001; (c) life insurance premiums for Mr. Zody - $2,343 in 2003, 2002, and 2001; and (d) long-term disability premiums for Mr. Zody - $1,942 in 2003, $1,850 in 2002, $1,766 in 2001.

          3 Mr. Nalbandian served as Chairman of the Board of Commerce and the Bank during 2001 and the salary and bonus shown for him for that year were for his services as Chairman of the Board. On February 15, 2002 he was appointed to the additional position of President/CEO of both Commerce and the Bank.

          4 Represents tuition reimbursement for Mr. Ritrievi of $11,440 in 2003, 2002 and 2001.

          5 Mr. Skerpon became Executive Vice President/Chief Retail Officer of Commerce and the Bank on March 4, 2002. Mr. Skerpon served as Senior Vice President of the Bank from September 2000 to August 2001. The amounts listed reflect his annualized salary for the years 2002 and 2001. Prior to joining Commerce, Mr. Skerpon served as President of the Commonwealth Region of Mellon Bank.

Employee Stock Options

       In 1996, Commerce shareholders adopted the 1996 Employee Stock Option Plan. The plan replaced the 1986 Incentive Stock Option Plan, which expired December 31, 1995. We reserved 527,369 shares of common stock for issuance under the plan. The plan will expire on December 31, 2005. The plan allows us to grant incentive stock options (ISO's) and nonqualified stock options (NQSO's). The Board of Directors will fix the option price for options granted under the plan. The option price for ISOs will not be less than the fair market value of the stock at the date of grant. The option price for NQSOs may be less than 100% of the fair market value of the stock at the date of grant. Options are generally exercisable one year after the date of grant subject to the vesting schedule outlined below, and expire ten years after the date of grant.

       Optionees may exercise options only to the extent the options are vested. Options vest based either on years of service or upon the period of time the options have been issued, whichever is faster. The vesting schedule is as follows:

       Years of service:

          o    up to three (3) years of service - 25% vested;
          o    more than three (3) years but less that six (6) years of service
               - 50% vested;
          o    more than six (6) years but less than eight (8) years of service
               - 75% vested; and
          o    more than eight (8) years of service - 100% vested.

       Period of time after grant:

          o    more than one (1) year but less than two (2) years - 25% vested;
          o more than two (2) years but less than three (3) years - 50% vested;
          o more than three (3) years but less than four (4) years - 75% vested; and
          o    more than four (4) years - 100% vested.

         The plan requires that we adjust the number of shares subject to options and the option price to reflect changes in the number of outstanding shares caused by events such as stock dividends and splits.


                          EXECUTIVE STOCK OPTION GRANTS
                               IN FISCAL YEAR 2003

            The following table shows the stock options granted to Named Executive Officers in 2003.


                         Number of Securities    % of Total Options
                          Underlying Options    Granted to Employees    Exercise or Base                            Grant Date
          Name                 Granted1            in Fiscal Year       Price ($/Share)1       Expiration Date     Present Value2
---------------------  ----------------------  ---------------------  ---------------------   -------------------  --------------

Gary L. Nalbandian            15,750                19.81%                   $35.96                 2/21/2013         $215,056

Rory G. Ritrievi               5,250                 6.60%                    35.96                 2/21/2013           67,115

David B. Skerpon               6,825                 8.59%                    35.96                 2/21/2013           84,278

Mark A. Zody                   4,200                 5.28%                    35.96                 2/21/2013           57,348



          1 Adjusted to reflect the 5% common stock dividend paid on February 24, 2004.

          2 We used the Black-Scholes option-pricing model to estimate the grant date present value of the options. We are not endorsing the accuracy of this model. All stock option valuation models, including the Black-Scholes model, require a prediction about future stock prices. The assumptions used in calculating the values shown above were expected volatility of .207, a risk free rate of return of 3.47%, weighted-average life of ten years and no cash dividends. The real value of the options will depend upon the actual performance of Commerce common stock during the applicable period.

Stock Option Exercises

             The following table shows:

          o all options exercised by each Named Executive Officer of Commerce during 2003;
          o    the number of shares acquired on exercise;
          o    the value realized by the Named Executive Officer upon exercise;
               and
          o the number of exercisable and unexercisable options outstanding for each Named Executive Officer, and the value of those options, as of December 31, 2003:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                  Number of Securities                 Value of Unexercised
                                                                 Underlying Unexercised                In-the-Money Options
                     Shares Acquired                            Options at End Year 20032               at End Year 20033
         Name          on Exercise       Value Realized1      Exercisable     Unexercisable        Exerciseable     Unexercisable
------------------  ------------------- ------------------- ----------------------------------  -----------------------------------

Gary L. Nalbandian            16,761           $ 617,289          113,368            15,749        $ 3,479,371         $ 198,595

Rory G. Ritrievi                   -                   -            6,994             9,511            150,195           149,990

David B. Skerpon                   -                   -                -             6,824                  -            86,050

Mark A. Zody                   2,394              76,985           32,733             4,199            994,991            52,949




          1 Represents the number of shares acquired upon exercise multiplied by the difference between the fair market value of Commerce's common stock on the date of exercise less the exercise price paid by the executive officer.

          2 Exercisable stock options are fully vested. Stock options to vest in the future are reported as unexercisable.

          3 The dollar values were calculated by determining the difference between the closing trading price of Commerce common stock at December 31, 2003, which was $48.57 per share (adjusted for the 5% common stock dividend paid on February 24, 2004), and the exercise price of each stock option as of December 31, 2003.

                      REPORT OF THE COMPENSATION COMMITTEE

      Only outside non-employee directors serve on the Compensation Committee. Through our executive compensation policy, we seek to achieve the following goals in determining compensation of our executive officers:

          o Integrate compensation with Commerce's and the Bank's annual and long-term performance goals;
          o    Reward exceptional performance;
          o    Recognize individual initiative and achievements;
          o    Attract and retain qualified executives;
          o Provide compensation packages competitive with those offered by other similar bank holding companies and banks; and
          o    Encourage stock ownership by executive officers.

      We seek to attract and retain superior talent, reward performance and align the interests of our executive officers with the long-term interests of our shareholders. Our executive officers receive compensation packages consisting of base salary, annual performance bonus, stock option grants and various employee benefits including contributions under Commerce's 401(k) Retirement Savings Plan. The Compensation Committee bases its recommendations for compensation on objective factors and its subjective evaluation of the individual's performance.

      We award annual performance bonuses to provide direct cash incentives to executive officers and other key employees. In evaluating Commerce's financial performance, the Compensation Committee considers budgets set by the board as well as the performance of a peer group of institutions similar to Commerce. We award stock options to encourage officers and other key employees to remain employed with Commerce by providing them with a long term interest in Commerce's overall performance. Among other things, the Committee considers data from the SNL Executive Compensation Review and data compiled by Human Resource Partners, which used a peer analysis of similarly sized Pennsylvania bank holding companies. The SNL Executive Compensation Review compares:

          o    asset size;
          o the salaries of the chief executive officer and other executive officers;
          o    return on average assets; and
          o    return on average equity.

      The Compensation Committee also considers the performance of Commerce's common stock on the NASDAQ Small Cap Stock Market, particularly compared with the performance of the stock of other comparable bank holding companies. The Compensation Committee does not make its recommendations based solely on corporate performance. The committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

      Mr. Nalbandian

      For 2003, Mr. Nalbandian received an annual salary of $215,000. He was also a participant in the Pennsylvania Commerce Bancorp, Inc. Employee Stock Option Plan and Commerce's Bonus Plan. Mr. Nalbandian earned a bonus of $40,000. Pursuant to Commerce's Employee Stock Option Plan, Mr. Nalbandian received stock options to purchase 15,000 shares of Commerce's common stock at an exercise price of $50.75 per share. These options, granted in February of 2004, were based on 2003 performance.

      Other Executive Officers

      With respect to the compensation of Commerce's other Named Executive Officers, the Compensation Committee considers information provided by the Chief Executive Officer about each one including:

          o    level of individual performance;
          o    contribution to the organization; and
          o    salary history.

      The Compensation Committee also considers:

          o    the earnings of Commerce and the Bank;
          o    the peer group compensation information discussed above;
          o    individual performance factors; and
          o its subjective evaluation of the services provided by each Named Executive Officer.

      You can see more information about the compensation paid to Commerce's Named Executive Officers in the Summary Compensation Table on page 11 of this proxy statement.

                                               COMPENSATION COMMITTEE

                                               Alan R. Hassman, Chairman
                                               James R. Adair
                                               Douglas S. Gelder
                                               Michael A. Serluco

Financial Performance

      The following graph shows the yearly percentage change in Commerce's cumulative total shareholder return on its common stock from December 31, 1998 to December 31, 2003 compared with the cumulative total return of a NASDAQ Bank Index and the NASDAQ Composite Market Index.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

            Pennsylvania Commerce Bancorp ("COBH") NASDAQ Bank Index
                          NASDAQ Composite Market Index

                         Year-End 1998 to Year-End 2003



                                [CHART OMITTED]

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers must file reports with the SEC indicating:

          o the number of shares of Commerce common stock they beneficially own; and
          o    changes in their beneficial ownership.

      To the best of our knowledge, our directors and executive officers filed all required reports in 2003.

        APPROVAL OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN

      In 1996, Commerce adopted, and the shareholders approved, the 1996 Employee Stock Option Plan ("the Plan"). The Board believes that in order to enable Commerce to continue to attract and retain personnel of the highest caliber and provide incentive for officers and key employees to continue to promote the well-being of Commerce, it is in the best interest of Commerce and its shareholders to provide to officers and key employees, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of Commerce's common stock. The Board has found that the grant of options under the Plan has proven to be a valuable tool in attracting and retaining officers and key employees. It believes that such authority, in view of the substantial growth of Commerce and the need to continue to grow, should be expanded to increase the number of options which may be granted under the Plan. The Board believes that such authority will provide Commerce with significant means to attract and retain talented personnel and maintain current officers and key employees. Approximately 110 officers and employees will be eligible to participate in the Plan in 2004.

      The Plan originally covered 100,000 authorized shares of Commerce common stock ($1.00 par value) and the shareholders approved an additional 100,000 authorized shares and 200,000 authorized shares in 1998 and in 2001 respectively. The number of authorized shares covered by the Plan has been adjusted to an aggregate total of 527,369 shares (as adjusted for all stock dividends through March 31, 2004). Currently, only 22,861 shares are available for issuance under the Plan. The Plan is administered by the Directors of Commerce.

      The Plan provides all options shall be granted at an option price not less than 100% of the fair market value of the common stock on the date of the grant. As of April 28, 2004, the market value of Commerce common stock was $50.53 per share. Any option granted may be exercised by an optionee at any time between the first and tenth anniversaries of the date of grant of the option, except where limited by the terms of the Plan with respect to death or other termination of employment. The options are subject to a vesting schedule, which is described on page 12 of this Proxy Statement. At this time, the number of shares underlying options to be received by executive officers and employees under the Plan is not readily determinable. The number of options that were granted to Named Executive Officers under the Plan in 2003 is set forth in the "Executive Stock Option Grants" table on page 12. The number of options granted in 2003 to all eligible employees under the Plan, including the Named Executive Officers, was 77,285.

         The Board of Directors has approved, subject to approval by the shareholders, an amendment to increase the number of shares issuable under the Plan by 100,000 to provide sufficient shares to fund future awards.

         The Board of Directors recommends that you vote "FOR" approval of the Amendment to the Plan. The Named Executive Officers will benefit from the proposed amendment, because it will enable Commerce to award the officers additional options. The number of options to be awarded is not based on any executive officer's existing share ownership. A copy of the Plan is attached to this proxy statement as Appendix C.

Tax Consequences - Generally

         The following is a summary of federal income tax consequences pertaining to Plan options. It is not intended to constitute a detailed analysis of tax consequences. State and local tax consequences are not addressed.

Tax Consequences of Incentive Stock Options

         If an employee is granted an ISO, exercises the ISO, and subsequently holds stock received upon exercise of the ISO for at least one (1) year after the stock was received and for at least two (2) years from the date the ISO was granted, he or she will recognize no taxable income upon either the grant or the exercise of the ISO. When the employee sells the stock, he or she will recognize capital gain or capital loss equal to the difference between the sale price and the option price.

         The amount by which the fair market value of the stock at the time of the exercise of the ISO exceeds the option price is a tax preference item, and may result in the employee having to pay an alternative minimum tax. However, the gain or loss from disposition of stock acquired pursuant to an ISO differs for purposes of regular tax and minimum tax computations. For minimum tax purposes, the basis of the stock is increased by the amount of the tax preference.

          Commerce will not be entitled to a federal income tax deduction with respect to the grant of an ISO or the issuance of stock upon exercise of the ISO.

          If the holder of an ISO fails to hold stock received upon exercise of the ISO for the periods described above, he or she will recognize ordinary income in the year he or she disposes of the stock in violation of the holding period requirements. The income recognized will generally be the lesser of (i) the excess of the fair market value of the stock on the date the ISO was exercised over the option price, or (ii) the gain recognized on disposition of the stock. Commerce will ordinarily be entitled to take a deduction for federal income tax purposes equal to the ordinary income recognized by the employee for the year in which the disposition occurs.

Tax Consequences of Non-Qualified Stock Options

         If an employee is granted an NQSO under the Plan, he or she will generally recognize no taxable income at the date the NQSO is granted. However, the employee will usually recognize ordinary income at the time the employee exercises the NQSO in an amount equal to the excess of the fair market value of the stock on the date of the exercise over the option price. Commerce will be entitled to a federal tax deduction in an amount equal to the ordinary income recognized by the employee.

Equity Compensation Plan Information

         The following table contains information about Commerce's equity compensation plans as of December 31, 2003:


                                                                                                          Number of securities
                                                                                                        remaining available for
                                     Number of securities to              Weighted average            future issuance under equity
                                    be issued upon exercise of           exercise price of                 compensation plans
                                  outstanding options, warrants         oustanding options,         (excluding securities reflected
                                            and rights                  warrants and rights                  in column (a))
Plan Category                                  (a)                              (b)                               (c)
----------------------------    -----------------------------------    -----------------------     ---------------------------------

Equity compensation                           474,134                          $22.67                           429,9031
  plans approved by
  security holders

Equity compensation
  plans not approved
  by security holders                          N/A                              N/A                               N/A
                                ----------------------------------------------------------------------------------------------------

  TOTAL                                       474,134                          $22.67                            429,903




1 Includes total shares available for employees through the Employee Stock Purchase Plan and also shares available for all shareholders under the Company's Dividend Reinvestment and Stock Purchase Plan, but does not include the 100,000 shares that are the subject of the proposed amendment.



                                 OTHER BUSINESS

          At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the election of directors and the approval of the amendment to the 1996 Employee Stock Option Plan. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our principal accountant during 2003 was Beard Miller Company LLP, 320 East Market Street, Harrisburg, PA 17101. The Audit Committee has selected Beard Miller Company LLP to be our principal accountant for 2004. We expect a representative of Beard Miller Company LLP to attend the annual meeting, to have the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

          The Sarbanes Oxley Act of 2002 and the auditor independence rules of the United States Securities and Exchange Commission require all public accounting firms who audit public companies to obtain authority from their respective Audit committees in order to provide professional services without impairing independence. Before Beard Miller performs any services for Commerce, the Audit Committee is informed that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve Beard Miller's performance of the services. In 2003, all services performed by Beard Miller were approved in advance pursuant to these procedures. The Audit Committee has determined that the performance by Beard Miller of tax services is compatible with maintaining that firm's independence.

         Beard Miller Company LLP, has previously issued engagement letters to or obtained formal approval from Commerce's Audit Committee for certain services. These services are summarized below.

Fees Billed by Independent Public Accountants

         Fees for professional services provided by Beard Miller Company, LLP were as follows for the last two fiscal years:



                                  2003                     2002
                             ----------------        -----------------
Audit Fees1                         $ 86,955                 $ 76,937
Audit-Related Fees2                    8,000                    5,648
Tax Fees3                              5,500                   10,725
All Other Fees4                            -                   10,265
                             ----------------        -----------------

                                   $ 100,455                $ 103,575
                             ================        =================





          1 Includes professional services rendered for the audit of the Corporation's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA and student loan audits), including out-of-pockets expenses.

          2 Assurance and related services reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits. 3 Tax fees include the preparation of state and federal tax returns and assistance with IRS notices and payroll tax matters. 4 Other fees during 2002 included assisting the Commerce's internal audit department with FDICIA implementation.

         The 2003 fees were approved in accordance with the Audit Committee's policy. The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley
Act) was not applied to any of the 2003 total fees.

Shareholder Proposals for the 2005 Annual Meeting of Shareholders

         Under Commerce's Bylaws, no shareholder proposals may be brought before an annual meeting of shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Commerce (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year's proxy statement. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Commerce's proxy statement. A shareholder wishing to submit a proposal for consideration at the 2005 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than January 3, 2005.

          If the corporate secretary of Commerce receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2005 annual meeting of shareholders, the proxies appointed by Commerce may exercise discretionary authority in voting on such proposal if, in Commerce's proxy statement for such meeting, Commerce advises shareholders of the nature of such proposal and how the proxies appointed by Commerce intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to Commerce's shareholders.

          The presiding officer of the meeting may refuse to permit any proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the corporate secretary for Commerce by the date specified. If a shareholder proposal is received by Commerce after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2005 annual meeting of shareholders, the proxies appointed by Commerce may exercise discretionary authority when voting on such proposal.

          If the date of our next annual meeting is advanced or delayed by more than 30 days from May 20, 2005, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

                                  ANNUAL REPORT

      Commerce sends only one annual report to shareholders sharing the same address. We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below. If you wish to receive a separate copy of the annual report in the future, notify Commerce at the phone number or address below. You can also request that we send only a single copy of the proxy statement to security holders at a shared address, by sending written notice to the address below.

      Additionally, you can obtain a copy of the Commerce Annual Report or Form 10-K for the year ended December 31, 2003 at no charge by writing to:

                            Sherry Richart, Shareholder Relations
                            Pennsylvania Commerce Bancorp, Inc.
                            P.O. Box 8599 Camp Hill, PA 17001-8599
                            717-975-5630

                                 RETURN OF PROXY

      You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Peter J. Ressler
                                            --------------------
                                            PETER J. RESSLER
                                            Secretary

 Camp Hill, Pennsylvania
 May 3, 2004

                                      PROXY

                       PENNSYLVANIA COMMERCE BANCORP, INC.
                                100 Senate Avenue
                               Camp Hill, PA 17011
                            Telephone: (717) 975-5630

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS OF PENNSYLVANIA COMMERCE BANCORP, INC.

The undersigned hereby appoints James R. Adair and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Pennsylvania Commerce Bancorp, Inc. held of record by the undersigned on March 31, 2004 at the Annual Meeting of Shareholders to be held on May 21, 2004.

1.   ELECTION OF DIRECTORS:

       For all Nominees Listed Below ________       Withhold Authority_________
       (except as indicated below)

      Gary L. Nalbandian, James R. Adair, John C. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette, Samir J. Srouji, M.D.

      INSTRUCTION:     To withhold  authority to vote for any  individual
                       nominee(s), write that nominee's name(s) in the space immediately below.

2.   ADMENDMENT TO 1996 EMPLOYEE STOCK OPTION PLAN

                       FOR_____ AGAINST_____ ABSTAIN_____


3.   OTHER BUSINESS:

      Take action on other business, which may properly come before the meeting.

                       FOR_____ AGAINST_____ ABSTAIN_____

      The shares represented by this proxy will be voted as specified. If no specification or direction is made, they will be voted for the election of the directors and for any other business in accordance with the recommendations of management. This proxy may be revoked prior to its exercise.

      Dated this    day of    , 2004.

                                                                       (SEAL)
                                                        -----------------------
                                                        Signature


                                                                        (SEAL)
                                                        -----------------------
                                                        Signature

                                                         When shares are held by
                                                         joint   tenants,   both
                                                         should sign. If signing
                                                         as attorney,  executor,
                                                         administrator, trustee,
                                                         guardian,    custodian,
                                                         corporate  official  or
                                                         in any other  fiduciary
                                                         or       representative
                                                         capacity,  please  give
                                                         your   full   title  as
                                                         such.

      Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope. No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.

                                   APPENDIX A

                       PENNSYLVANIA COMMERCE BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

                                   Composition
                                   -----------

There will be a committee of Pennsylvania Commerce Bancorp, Inc's ("Commerce") Board of Directors (the "Board") to be known as the Audit Committee, which will be composed of at least three directors, each of whom will satisfy the independence and financial literacy requirements of the NASDAQ and all other applicable regulatory requirements. In addition, at least one member of the Audit Committee will have the required accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

No member of the Audit Committee will simultaneously serve on the Audit Committee of more than two public companies unless the Board determines that such simultaneous service would not impair the ability of such Audit Committee member to effectively serve on this Audit Committee and discloses such determination in Commerce's annual proxy statement or, if Commerce does not file an annual proxy statement, in the annual report on Form 10-K filed with the SEC.

The Board on the recommendation of the Nominating and Corporate Governance Committee will elect the members of the Audit Committee; members will serve in accordance with Commerce's Bylaws and until their successors will be duly elected and qualified. Audit Committee members may be removed and replaced by the Board at any time and the Board may fill any vacancies.

                                     Purpose
                                     -------

The Audit Committee's purpose is to (A) assist Board oversight of (1) the integrity of Commerce's financial statements, (2) Commerce's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of Commerce's internal audit function and independent auditors, and (B) to prepare an audit committee report as required by the SEC's rules to be included in Commerce's annual proxy statement, or, if Commerce does not file a proxy statement, in Commerce's annual report filed on Form 10-K with the SEC.

                     Authority, Duties and Responsibilities
                     --------------------------------------

The authority, duties and responsibilities of the Audit Committee will be as follows:

     (A) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Commerce, and each such registered public accounting firm must report directly to the Audit Committee;

     (B) establish procedures for (i) the receipt, retention and treatment of complaints received by Commerce regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

     (C) have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

     (D) at least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and Commerce;

     (E) review and discuss Commerce's annual audited financial statements and quarterly financial statements with management and the independent auditor, including Commerce's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

     (F) discuss Commerce's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

     (G)  discuss policies with respect to risk assessment and risk management;

     (H) meet separately, periodically, with management, with internal auditors (or other personnel or independent contractors responsible for the internal audit function) and with independent auditors;

     (I) review with the independent auditor any audit problems or difficulties and management's response;

     (J) set clear hiring policies for employees or former employees of the independent auditors;

     (K)  report regularly to the Board;

     (L)  make an annual performance evaluation of the Audit Committee;

     (M) review and assess the adequacy of the Audit Committee's charter annually;

     (N) comply with all preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934 and all SEC rules relating to the administration by the Audit Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

     (O)  act as a "qualified legal compliance committee" as defined in 17 CFR
          Part 205.2; and

     (P) make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

While the fundamental responsibility for Commerce's financial statements and disclosures rests with management and the independent auditor, the Audit Committee will review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in Commerce's selection or application of accounting principles, and major issues as to the adequacy of Commerce's internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Commerce; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

                                   Delegation
                                    ---------

Any duties and responsibilities of the Audit Committee, including, but not limited to, the authority to pre-approve all audit and permitted non-audit services, may be delegated to one or more members of the Audit Committee or to a subcommittee of the Audit Committee, as the Committee may deem appropriate in its sole discretion.

                             Structure and Meetings
                             ----------------------

The Audit Committee will meet on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Audit Committee member. Commerce will make available to the Audit Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Audit Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, counsel, and other individuals or entities (whether or not employed by Commerce and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

The Board will elect or appoint a chairperson of the Audit Committee (or, if it does not do so, the Audit Committee members will elect a chairperson by vote of a majority of the full Committee); the chairperson will have authority to preside at all meetings of the Audit Committee and to act on behalf of the Audit Committee between meetings.

                               Operating Policies
                               ------------------

     1. The Committee will take the minutes of all Committee meetings (designating in its discretion individuals to record the minutes) and approve them by subsequent action. The Committee will circulate the minutes of its meetings to the full Board for review.

     2. The Committee will determine its rules of procedure in accordance with Commerce's principles of corporate governance and Commerce's Bylaws.

     3. At each regular Board meeting held immediately following a Committee meeting, the Committee will report to the Board regarding the actions taken by and the activities and finding of the Committee since the last Board meeting, as well as any recommendations for action by the Board when appropriate.

                               Committee Resources
                               -------------------

The Committee will have the authority without Board approval to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee will determine the extent of funding necessary for the payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Commerce; (2) compensation to any such advisors so retained and (3) the ordinary administrative and operating expenses of the Committee that are necessary or appropriate in carrying out its duties, all of which will be provided by Commerce.

                              Disclosure of Charter
                              ---------------------

This Charter will be made available on Commerce's website, www.commercepc.com.

                                   Limitations
                                   -----------

The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of Commerce's financial statements or the auditing of Commerce's financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Audit Committee described in this charter. The review of the financial statements by the Audit Committee is not of the same character or quality as the audit performed by the independent auditors.

                                   APPENDIX B

                       PENNSYLVANIA COMMERCE BANCORP, INC.
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                                   Composition

There will be a committee of Pennsylvania Commerce Bancorp, Inc.'s ("Commerce") Board of Directors ("Board") to be known as the Nominating and Corporate Governance Committee, which will be composed of at least three members, each of whom will , except under unusual and limited circumstances, satisfy the independence requirements of NASDAQ and other applicable regulatory requirements.

The Board will determine the qualifications for directors serving on the Committee, and will elect the members of the Committee. Members will serve in accordance with Commerce's Bylaws and until their successors will be duly elected and qualified. Committee members may be removed and replaced by the Board at any time and the Board will fill any vacancies or additions.

                                     Purpose

The Nominating and Corporate Governance Committee's purpose is to assist the Board in carrying out the Board's responsibilities relating to (i) identifying and selecting qualified individuals to be nominees to become Board members at the annual meetings of shareholders and to be members of Board committees, consistent with criteria approved by the Board, and in determining the composition of the Board and its committees, (ii) the development, recommendation to the Board and implementation of Corporate Governance Guidelines applicable to Commerce, (iii) the oversight, evaluation and assessment of the effectiveness of the Board and Commerce's management, and (iv) other matters assigned to it by the Board.

The Committee is also responsible for producing an annual report to enable Commerce to make the required disclosures in Commerce's proxy statement, in accordance with applicable rules and regulations, regarding the nominations process and the work of the Committee.

                     Authority, Duties and Responsibilities

The authority, duties and responsibilities of the Nominating and Corporate Governance Committee will be as follows:

     1. Identify individuals qualified to become Board members and members of Board committees, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees to be presented for shareholder approval at the annual meetings of shareholders, except if and to the extent Commerce is legally required by contract or otherwise to provide third parties with the ability to nominate directors (in which case the selection and nomination of such directors need not be subject to action by this Committee). The Committee will have the sole authority to retain and terminate any search firm to be used to assist the Committee, and will have authority to approve such firm's fees and other retention terms. The Committee will also have authority to obtain advice and assistance from legal or other advisors and to approve such firm's fees and other retention terms.

     2. Develop and recommend to the Board for its approval a set of corporate governance guidelines applicable to Commerce, which may include, without limitation, (i) a requirement that Commerce's non-management directors meet at regularly scheduled executive sessions without Commerce management, and that a meeting of only Commerce's independent directors take place at least annually, (ii) director qualification standards, including independence, (iii) director responsibilities, including attendance at meetings and advance review of materials, (iv) director access to senior management and independent advisors, (v) director compensation, including general principles for determining the form and amount thereof, (vi) director orientation and continuing education; (vii) senior management succession, including principles of a President selection and performance review; and (viii) annual evaluation of Board performance.

     3. To develop and recommend to the Board for its approval an annual self-evaluation process, and to implement and oversee the evaluation of the Board, its members and the Corporation's senior management.

     4. Review any shareholder nominations for director and shareholder proposals for inclusion in Commerce's proxy statement to determine whether such nominations or proposals comply with applicable requirements.

     5. To review the Board's committee structure and to consider and make recommendations to the Board for its approval of directors to serve as members of Board committees.

     6.   Review senior management succession plans.

     7. Review and reassess annually the adequacy of this Charter and recommend to the Board for approval any proposed changes to this Charter.

     8. Evaluate annually its own performance and present the evaluation to the Board.

     9. Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

                                   Delegation

The Committee may form and delegate its authority and responsibilities to subcommittees of this Committee as it may deem appropriate.

                             Structure and Meetings

The Committee's chairperson will be designated by the Board or, if it does not do so, the Committee members will elect a chairperson by a vote of a majority of the Committee.

The chairperson of the Committee will preside at each meeting of the Committee, and in consultation with the other members of the Committee, will determine the dates, times and places for meetings of the Committee, and will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Committee member.

                               Operating Policies

     1. The Committee will take the minutes of all Committee meetings (designating in its discretion individuals to record the minutes) and approve them by subsequent action. The Committee will circulate the minutes of its meetings to the Board for review.

     2. The Committee will determine its rules of procedure in accordance with Commerce's Corporate Governance Guidelines and Commerce's Bylaws.

     3. At each regular Board meeting held immediately following a Committee meeting, the Committee will report to the Board regarding the actions taken by and the activities and findings of the Committee since the last Board meeting, as well as any recommendations for action by the Board.

                               Committee Resources

The Committee will have the authority without Board approval to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee will determine the extent of funding necessary for the payment of (1) compensation to any such advisors so retained and (2) for the ordinary operating expenses of the Committee that are necessary or appropriate to carry out its duties, all of which will be provided by the Corporation.

                              Disclosure of Charter

This Charter will be made available on Commerce's website, www.commercepc.com.

                                   APPENDIX C

     1996 EMPLOYEE STOCK OPTION PLAN OF PENNSYLVANIA COMMERCE BANCORP, INC.
                              AS APPROVED IN 2001


1.       Purpose of Plan
         ---------------

         The purpose of this Plan is to enable Pennsylvania Commerce Bancorp, Inc. (hereinafter referred to as "Commerce") to continue to compete successfully in attracting and retaining key employees with outstanding abilities by making it possible for them to purchase shares of Commerce's Common Stock on terms which will give them a more direct and continuing interest in the future success of Commerce.

2.       Definitions
         -----------

         "Commerce" means Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation and bank holding company.

         "Board" means the Board of Directors of Commerce.

         "Committee" means a committee established by the Board. The Committee shall consist of three or more members of the Board. No member of the Committee may receive Options under the Plan. The Personnel Committee may be the Committee if it meets these qualifications.

         "Employees" means employees, including officers, regularly employed on a salary basis by Commerce. "Employment with Commerce", or words to that effect, shall include employment by any subsidiary or affiliate of Commerce.

         "Fair Market Value" of a share of Commerce's Common Stock shall mean its closing sale price on the principal stock exchange on which the stock is traded on the date as of which the value is being determined. If there is no reported sale on that date, the Fair Market Value shall be the closing sale on the next preceding day for which a sale was reported. However, the Committee, in the good faith exercise of its discretion, may determine that the closing sale price does not reflect the true Fair Market Value of a share of Common Stock. If it so determines, the Fair Market Value shall be the average closing sale price on the principal stock exchange on which Commerce's Common Stock is traded during the twenty (20) day period immediately preceding the date on which Fair Market Value is being determined. "ISO" means an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended.

         "NQSO" means a stock option which is not described in Section 422 of the Internal Revenue Code of 1986, as amended.

         "Option" means an option, either in the form of an ISO or NSQO, granted in accordance with the terms of this Plan.

         "Optionee" means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

         "Shares" means shares of Common Stock of Commerce.

3.       Limits on Number of Shares
         --------------------------

         The total number of Shares for which Options may be granted under this Plan shall not exceed in the aggregate 527,369 Shares. This number shall be appropriately adjusted if the number of issued Shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like. Shares covered by Options, which have expired, or which have been surrendered may again be optioned under this Plan. Options may be granted in the form of ISOs or NQSOs.

4.       Adjustment of Options

         The number of Shares optioned from time to time to individual Optionees under the Plan, and the Option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.       Granting of Options

         The Board, or if the Board so determines, the Committee, is authorized to grant Options to selected employees pursuant to this Plan during the calendar year 1996 and in any calendar year thereafter to December 31, 2005. The number of Shares, if any, optioned in each year, the employees to whom Options are granted, and the number of Shares optioned to each employee selected shall be wholly within the discretion of the Board or the Committee. The Board may grant both ISOs and NQSOs to the same employee. Board action on Options and administration of this Plan shall be only upon the advice and recommendation of the Committee if the Board has appointed a Committee.

6.       Terms of ISOs

         ISOs granted under this Plan shall contain the following terms:

         (a) The ISO price shall be fixed by the Board or the Committee but shall in no event be less than 100% of the fair market value of the Shares subject to the ISO on the date the ISO is granted. The ISO price, in the case of an Optionee who, at the time the Option is granted, owns more than 10% of the outstanding Shares of Commerce's Common Stock shall be at least 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted.

         (b) ISOs shall not be transferable otherwise than by will or by the laws of descent and distribution. No ISO shall be subject, in whole or in part, to attachment, execution or levy of any kind.

         (c) Each ISO shall expire and all rights under the ISO shall end at the expiration of the exercise period for the ISO, which shall not be more than ten years after the date on which it was granted. Provided, however, that in the case of an Optionee who, at the time the Option is granted, owns more than 10% of the outstanding shares of Commerce's Common Stock, ISOs shall expire no more than five years after the date on which the ISO was granted.

         (d) ISOs shall be exercisable only by the Optionee during the Optionee's lifetime. ISOs may be exercised only while employed by Commerce or within (i) three years after retirement, or
                  (ii) three months after termination of employment (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of Section 6. An ISO is exercisable by retired or terminated Optionees only to the extent the ISO was exercisable by the Optionee on the last day of his or her employment with Commerce. For purposes of this paragraph (d), retirement shall mean termination of employment by an Optionee who has attained age 62. If an Optionee retires due to disability, the ISOs granted to the Optionee shall be exercisable within 12 months of the date of retirement (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 6.

         (e) If an Optionee dies within a period during which an ISO could have been exercised by the Optionee, the ISO may be exercised within three years after the Optionee's death (but not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph
                  (c) of this Section 6) by those entitled under the Optionee's will or the laws of descent and distribution, but only if and to the extent the ISO was exercisable by the Optionee immediately prior to the Optionee's death.

         (f) If Optionee's employment with Commerce is terminated by Commerce for the misconduct of Optionee, all ISOs granted to the Optionee prior to termination shall be forfeited by Optionee and rendered unexercisable.

         (g) ISOs may be exercised in whole or in part from time to time, subject to the provisions of this Plan and to such additional or different terms regarding the exercise of the ISOs as the Board or the Committee of the Board may fix at the time of grant.

         (h) ISOs shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit that individual first to exercise ISOs, in any calendar year, for the purchase of Shares having a fair market value in excess of $100,000 (determined at the time of the grant of the ISOs. Any Optionee may exercise ISOs for the purchase of Shares valued in excess of $100,000 (determined at the grant of the ISOs) in any calendar year, but only if the right to exercise the ISOs shall have first become available in prior calendar years.

7. Terms of NQSOs.
------------------

                  NQSOs granted under this Plan shall contain the following terms:

                  (a) The NQSO price shall be fixed by the Board or the Committee, and may be less than 100% of the fair market of the Shares subject to the NQSO on the date the NQSO is granted.

                  (b) NQSOs shall not be transferable otherwise than by will or by the laws of descent and distribution. No NQSO shall be subject, in whole or in part, to attachment, execution or levy of any kind.

                  (c) Each NQSO shall expire and all rights under the NQSO shall end at the expiration of the exercise period for the NQSO, which shall not be more than ten years after the date on which it was granted. The Board or the Committee shall establish the exercise period for each NQSO, subject in all cases to paragraphs (d),
                           (e) and (f) of this Section 7.

                  (d) NQSOs shall be exercisable only by the Optionee during the Optionee's lifetime. NQSOs may be exercised only while employed by Commerce or within
                           (i) three years after retirement, or (ii) three months after termination of employment (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of Section 7). An NQSO is exercisable by retired or terminated Optionees only to the extent the NQSO was exercisable by the Optionee on the last day of his or her employment with Commerce. For purposes of this paragraph (d), retirement shall mean termination of employment by an Optionee who has attained age 62. If an Optionee retires due to disability, the NQSOs granted to the Optionee shall be exercisable within 12 months of the date of retirement (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section
                           7).

                  (e) If an Optionee dies within a period during which an NQSO could have been exercised by the Optionee, the NQSO may be exercised within three years after the Optionee's death (but not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph
                           (c) of this Section 7) by those entitled under the Optionee's will or the laws of descent and distribution, but only if and to the extent the NQSO was exercisable by the Optionee immediately prior to the Optionee's death.

                  (f) If Optionee's employment with Commerce is terminated by Commerce for the misconduct of Optionee, all NQSOs granted to the Optionee prior to termination shall be forfeited by Optionee and rendered unexercisable.

                  (g) NQSOs may be exercised in whole or in part from time to time, subject to the provisions of this Plan and to such additional or different terms regarding the exercise of the NQSOs as the Board or the Committee of the Board may fix at the time of grant.

8.       Vesting of Options
         -------------------

         No Option granted under this Plan may be exercised within one year from the date of the grant of the Option. Options held more than one year may be exercised based upon years of service or upon the Option holding period, whichever is sooner, pursuant to the following schedule:



                    Years of Service                                           Percent Vested
                    ----------------                                           --------------

          Less than 3 years                                                               25%
          More than 3 years and less than 6 years                                         50
          More than 6 years and less than 8 years                                         75
          More than 8 years                                                              100

                       Option Holding Period                                   Percent Vested
                       ---------------------                                   --------------

          Less than 1 year                                                                 0%
          More than 1 year and less than 2 years                                          25
          More than 2 years and less than 3 years                                         50
          More than 3 years and less than 4 years                                         75
          More than 4 years                                                              100



9.       Exercise Eligibility Period Following Termination of Employment
         ---------------------------------------------------------------

         Options granted under this Plan less than one year prior to date of termination of employment are not exercisable under any circumstances. Options granted at least one year prior to termination of employment must be exercised prior to the expiration date of the Option and within the period set forth below depending upon the reason for termination:



                                                                           Exercise Eligibility
                                          Options Eligible                 Period for Option
         Termination Reason                for Exercise                     Tax Treatment
         ------------------               ------------------               --------------------

         Retirement                       100% of outstanding                3 years from
                                          Options                            retirement date

         Death while employed             100% of outstanding                3 years from
                                          Options                            date of death

         Total & permanent                100% of outstanding                1 year from term-
         disability                       Options                            ination date

         Misconduct                       None                               Not applicable

         Any other reason                 Any Option 100% vest-              3 months from
                                          ed plus the vested                 termination date
                                          portion of the next
                                          oldest Option



10.      Reorganization of Commerce
         --------------------------

         In the event that Commerce is succeeded by another corporation or bank in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or bank shall assume the outstanding Options granted under this Plan or shall substitute new Options for them.

11.      Delivery of Shares
         ------------------

         No Shares shall be delivered upon the exercise of an Option until the Option price has been paid in full in cash or, at the discretion of the Board or the Committee, in whole or in part in Commerce's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no Shares will be delivered upon the exercise of an Option until the Optionee has given Commerce a satisfactory written statement that he is purchasing the Shares for investment and not with a view to the sale or distribution of Shares.

12.      Continuation of Employment
         --------------------------

         Neither this Plan nor any Option granted under this Plan shall confer upon any employee any right to continue in the employ of Commerce or limit in any respect the right of Commerce or to terminate the employee's employment at any time.

13.      Administration
         --------------

         The Board or the Committee may make rules and regulations and establish procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan, any amendment thereto, any rule, regulation or procedure thereunder, or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee shall be final and binding upon all persons in interest, including Commerce, Optionees, and shareholders of Commerce.

14.      Reservation of Shares
         ---------------------

         Shares delivered upon the exercise of an Option shall, in the discretion of the Board or the Committee, be either authorized but unissued Shares, or previously issued Shares acquired by Commerce through purchase in the open market or otherwise, or a combination of both. Commerce shall be under no obligation to reserve or to retain in its treasury any particular number of Shares at any time, and no particular Shares, whether unissued or held as treasury Shares, shall be identified as those optioned under this Plan.

15.      Amendment of Plan
         ------------------

         The Board without further action by the shareholders may amend this Plan from time to time as it deems desirable. However, no amendment shall increase the maximum number of Shares for which Options may be granted, reduce the minimum Option price, extend the maximum Option period, or permit the granting of Options after December 31, 2005.

16.      Termination of the Plan
         -----------------------

         The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2005. Termination of the Plan shall not deprive Optionees of Options granted prior to termination of the Plan.

17.      Effective Date - Shareholder Approval
         -------------------------------------

         This Plan shall become effective as of January 2, 1996, and Options may be granted at any time on or after that date. However, no Option may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding Shares of Commerce's Common Stock at a meeting of shareholders of Commerce held within twelve months after January 2, 1996.